EXHIBIT 99.1

Midway Gold Provides Initial Evaluation of the Gold Rock Project, Nevada

March 28, 2011

Denver, Colorado – Midway Gold Corp. (TSX.V and NYSE Amex: MDW) (the “Company”) announces the results of an initial evaluation of its Gold Rock project located in White Pine County, Nevada.  The accompanying National Instrument (NI) 43-101 technical report to be filed on SEDAR within 45 dayscontains a technical and a scientific review of historic information regarding the project and makes certain recommendations regarding future work programs.  A summary of the conclusions in the technical report is provided below.  The NI 43-101 report was independently prepared by Gustavson Associates, LLC (“Gustavson”) of Lakewood, Colorado.

In 1986, Echo Bay Mines discovered the Easy Junior gold deposit in what is now the center of Midway’s Gold Rock project.  Open pit mining at Easy Junior by Alta Gold occurred between 1989 and 1994, and leach production continued to 1996.  Midway Gold Corp., through its acquisition of Pan-Nevada Gold Corporation, gainedcontrol of the project in 2007.

The Company has secured and compiled historic project drill results for 673 drill holes – primarily shallow, vertical reverse circulation holes within and surrounding the Easy Junior open pit.  Historic drilling information suggests there could be significant unmined gold mineralization along strike of Easy Junior, and this mineralization appears to represent a bulk tonnage epithermal gold target.  Additional work will be required to confirm these initial impressions.

Gustavson reviewed selected portions of the existing assay and geologic drill holeinformation during the preparation ofthe Gold Rock report. Their review confirmed that the assay database agrees with the original assay certificates from historic drilling by Echo Bay, Tenneco Minerals Company, Santa Fe Minerals, Inc. and Houston Oil and Gas.

International Mining Consultants of Tucson, Arizona (“IMC”) completed a resource estimate in 1988 prior to mining (see table below).  During operations, the mine reportedlyproduced approximately 52,400 ounces of gold.  A qualified person has not done sufficient work to classify the historical estimate as current mineral resources;Midway is not treating the historical estimate as current mineral resources and the historical estimate should not be relied upon.

IMC geological reserve (1988 geologic inventory, no economic constraint)
Cutoff Grade (oz/ton)	Short Tons	Grade (oz/ton)	Ounces
0.050	758,000	0.064	48,512
0.030	3,552,000	0.043	152,736
0.025	4,953,000	0.039	193,167
0.020	6,963,000	0.034	236,742
0.015	9,934,000	0.029	288,086
0.012	12,641,000	0.025	316,025
0.010	14,990,000	0.023	344,770

Gustavson’s evaluation confirms that Gold Rock contains a gold system that warrants additional confirmation, validation, exploration and evaluation. The mineralizing system is strong, with a known strike length of over 8,000 feet. The lithology, alteration, and mineralization are similar to other sediment hosted Carlin-type systems such as Alligator Ridge, Bald Mountain, Rain, and Midway’s Pan Project, 8 miles to the northwest.  Only a portion of the systemhas been explored and mined, and drilling outside of the Easy Junior pit area is widely spaced and shallow.  The Gold Rock system has structural controls;these feeder structures have not been explored, and previous exploration has not closed off mineralization in any direction.

Recommendations

Gustavson has recommended the following work plan, which the Company intends to conduct this season:

●	Verify that the conversion of drill hole collar coordinates from the previous property owners mine grid system was correctly translated to Midway’s established coordinate system.
●	Review, compile and confirm historical geologic, mining, metallurgy, geotechnical data, hydrology, and environmental information from the Company’s historic files.
●	Continue to verify historic data by conducting a reverse circulation and diamond core drilling program.
●	Assess geologic and structural controls on mineralization in the vicinity of the Easy Junior pit based on the results of the new drilling program.
●	Construct a lithology and alteration model for grade estimation, mining/process designs, geotechnical studies, and waste rock characterization planning.
●	Complete surface geology and alteration mapping and compilation of all historical and modern data to identify additional drill targets on the property.

The completion of this work combined with the verification of all assay certificates against the drill hole assay database should provide data to support an estimation of a NI 43-101 compliant Mineral Resource.
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Midway and Pan Technical Reports

Further to its press release dated February 18, 2011, the Company is also preparing updated NI 43-101 compliant technical reports on its Midway and Pan mineral properties.  Those reports have been submitted to the Company’s principal regulator for review and are expected to be available shortly.
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This release has been reviewed and approved by Mr. Donald E. Hulse (P.E.), Principal Mining Engineer of Gustavson, and a "qualified person" as that term is defined in NI 43-101.  This release has also been reviewed and approved for Midway by Mr. William S. Neal (M.Sc. and CPG), Vice President of Geological Services of Midway, and a "qualified person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Director, President and COO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.  For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Manager of Corporate Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company’s intended work plans for the Gold Rock project, the potential for a NI 43-101 compliant resource at the Gold Rock project, the expected timing for the Company to release its NI 43-101 compliant technical reports on the Midway and Pan projects, and resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company’s intended work plans for the Gold Rock project, uncertainties and risks related to the potential for a NI 43-101 compliant resource at the Gold Rock project, uncertainties and risks related to the completion, regulatory approval and timing for release of the NI 43-101 compliant technical reports on the Midway and Pan projects, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

This press release contains information about and comparisons to adjacent properties on which we have no right to explore or mine.  We advise U.S. investors that the SEC’s mining guidelines strictly prohibit information on this type in documents filed with the SEC.  U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release uses the terms “reserve" and  "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system.  Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “geologic reserve” and “ounces” of gold in this press release are  not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports contained in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.